EXHIBIT 10.14
Revenue
Stamp
May 10, 2005
Loan Agreement

This Loan Agreement is made and entered into by and between EFC Co., Ltd., as the lessor and ECOSS, Inc. as the lessee. The parties hereto hereby agree as follows:

Article 1 (Loan)
The lessee loaned JPY 10,000,000 from the lessor by promising that the lessee will pay back the amount. Provided, however, that the loan date shall be May 10, 2005.

Article 2 (Repayment)
The repayment period for the loan in the preceding article shall be as stated on the attached Loan Repayment Schedule, and the lessee shall make repayment by remitting to the bank account designated by the lessor.

Article 3 (Interest)
Interest shall be three (3) percent per annum on the principal, and the applicable interest shall be paid by bank remittance to the bank account designated by the lessor on the payment date for the interest as per enclosure.

Article 4 (Delinquency Charges)
In the event the lessee has lost the benefit of term, the lessee shall pay a delinquent payment at the rate of seven (7) percent per annum from the day of the forfeiture of profit to complete settlement.

Article 5 (Forfeiture of Profits for the Term)
In the event of any one of the following, the lessee shall lose the benefit of term without requiring notification from the lessor and shall immediately pay to the lessor the principal at that time.
1.	When the lessee falls one month or more into arrears with the payment of the principal or interest thereof;
2.	In the event of application for forcible execution, executive injunction, or auction with regard to other liabilities of the lessee or declaration of bankruptcy;
3.	In the event the lessee is subject to disposition for failure to pay taxes and other public charges; and
4.	In the event a draft or check drawn, endorsed, or guaranteed by the lessee has been dishonored.

Article 6 (Agreed Jurisdiction)
The parties hereto have agreed that any disputes arising among them relating to this Agreement shall be settled in a district court in the area where the lessor resides, which shall assume exclusive jurisdiction as the installment court of first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and the parties hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.

Loan Repayment Schedule

ECOSS Inc.
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

EFC Co., Ltd.,
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

Contract Amount	Expiry Date of Contract	Date of Contract	Interest Rate	Interest Payment Method
10,000,000	April 1, 2007	May 10, 2005	3.00%	Pay Later

Times	Date	Total of Principal & Interest	Installment repayment amount	Interest Amount	Basic				New Balance
					Principal	From	To	Interest Rate
0	10-May-05	-	-	-				3.00%	10,000,000
1	30-Jun-05	542,739	500,000	42,739	10,000,000	10-May-05	30-Jun-05	3.00%	9,500,000
2	1-Aug-05	524,986	500,000	24,986	9,500,000	30-Jun-05	1-Aug-05	3.00%	9,000,000
3	31-Aug-05	522,191	500,000	22,191	9,000,000	1-Aug-05	31-Aug-05	3.00%	8,500,000
4	30-Sep-05	520,958	500,000	20,958	8,500,000	31-Aug-05	30-Sep-05	3.00%	8,000,000
5	31-Oct-05	520,383	500,000	20,383	8,000,000	30-Sep-05	31-Oct-05	3.00%	7,500,000
6	30-Nov-05	518,493	500,000	18,493	7,500,000	31-Oct-05	30-Nov-05	3.00%	7,000,000
7	4-Jan-06	520,136	500,000	20,136	7,000,000	30-Nov-05	4-Jan-06	3.00%	6,500,000
8	31-Jan-06	514,424	500,000	14,424	6,500,000	4-Jan-06	31-Jan-06	3.00%	6,000,000
9	28-Feb-06	513,808	500,000	13,808	6,000,000	31-Jan-06	28-Feb-06	3.00%	5,500,000
10	31-Mar-06	514,013	500,000	14,013	5,500,000	28-Feb-06	31-Mar-06	3.00%	5,000,000
11	1-May-06	512,739	500,000	12,739	5,000,000	31-Mar-06	1-May-06	3.00%	4,500,000
12	30-Jun-06	522,191	500,000	22,191	4,500,000	1-May-06	30-Jun-06	3.00%	4,000,000
13	31-Jul-06	510,191	500,000	10,191	4,000,000	30-Jun-06	31-Jul-06	3.00%	3,500,000
14	31-Aug-06	508,917	500,000	8,917	3,500,000	31-Jul-06	31-Aug-06	3.00%	3,000,000
15	2-Oct-06	507,890	500,000	7,890	3,000,000	31-Aug-06	2-Oct-06	3.00%	2,500,000
16	31-Oct-06	505,958	500,000	5,958	2,500,000	2-Oct-06	31-Oct-06	3.00%	2,000,000
17	30-Nov-06	504,931	500,000	4,931	2,000,000	31-Oct-06	30-Nov-06	3.00%	1,500,000
18	4-Jan-07	504,315	500,000	4,315	1,500,000	30-Nov-06	4-Jan-07	3.00%	1,000,000
19	28-Feb-07	504,520	500,000	4,520	1,000,000	4-Jan-07	28-Feb-07	3.00%	500,000
20	1-Apr-07	501,315	500,000	1,315	500,000	28-Feb-07	1-Apr-07	3.00%	-